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                                                                     EXHIBIT 3.2

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       of
                       NAVISTAR INTERNATIONAL CORPORATION
                   (as amended and in effect on July 1, 1993)

                  First: The name of the corporation (hereinafter called the "Company") is

                       NAVISTAR INTERNATIONAL CORPORATION

                  Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended.

                  Fourth: The total number of shares of stock which the Company shall have authority to issue is 176,000,000, consisting of:

     (1) 30,000,000 shares, with a par value of $1.00 per share, are to be of a class designated "Preferred Stock;

     (2) 10,000,000 shares, with a par value of $1.00 per share, are to be of a class designated "Preference Stock;"

     (3) 110,000,000 shares, with a par value of $0.10 per share, are to be of a class designated "Common Stock;" and

     (4) 26,000,000 shares with a par value of $0.10 per share, are to be of a class designated "Class B Common."

     The Common Stock and Class B Common are hereafter collectively referred to as the "Parent Common Stock."

I.       Preferred Stock.

         The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of Preferred Stock
(i) may have such voting powers, full or limited, or may be without voting powers; (ii) may be subject to redemption at such time or times and at such prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (iv) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (v) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding stock of the Company; and
(viii) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Shares of any series of Preferred Stock which have been

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redeemed  (whether  through the  operation  of a sinking fund or  otherwise)  or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

         A. Series G Stock. The designated powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of 4,800,000 shares of a series of Preferred Stock are as follows:

                  (1) Designation. The designation of this series of Preferred Stock shall be "$6.00 Cumulative Convertible Preferred Stock, Series G (With $1.00 Par Value)" (hereinafter called the "Series G Stock").

                  (2) Dividends. The holders of shares of the Series G Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends in cash in the amount of $6.00 per share per annum, payable quarterly on the 15th day of January, April, July and October in each year, commencing April 15, 1987 (each of the quarterly periods ending on the 15th day of such months, respectively, being hereinafter called a "dividend period"); provided, however, that the holders of shares of Series G Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends in cash in the amount of $3.75 per share per annum, and such dividends shall accrue at such rate from the Date of Accrual to January 14, 1987. Dividends on shares of the Series G Stock shall be cumulative from the Date of Accrual with respect to such shares (whether or not there shall be net profits or net assets of the Company legally available for the payment of such dividends) so that, if at any time Full Cumulative Dividends upon the Series G Stock to the end of the last completed dividend period shall not have been paid, or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid, but without interest, before any dividend shall be declared or paid or any other distribution ordered or made upon, or any purchase or redemption made of, any stock ranking as to dividends or upon liquidation junior to the Series G Stock (other than a dividend payable in such junior stock, or a purchase or redemption made by issue or delivery of such junior stock); provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Company in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund regardless of whether at the time of such application Full Cumulative Dividends upon shares of the Series G Stock outstanding to the end of the last completed dividend period shall have been paid or declared and set apart for payment. All dividends upon the shares of the Series G Stock and any other preferred stock ranking on a parity as to dividends with the Series G Stock shall be declared pro rata, so that the amounts of dividends declared per share on the Series G Stock and such other preferred stock, shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series G Stock and such other preferred stock bear to each other. Holders of shares of the Series G Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of Full Cumulative Dividends.

                  (3) Rights of Redemption. The shares of the Series G Stock shall be subject to redemption as follows:

                           (a) Optional Redemption.  Subject to subparagraph (b)
                  of this paragraph (3), the shares of the Series G Stock may be redeemed at the option of the Company, in whole or in part, at any time or from time to time upon not less than 30 days prior notice to the holders of record of shares of the Series G Stock to be so redeemed, sent by first class mail, postage prepaid, to each registered holder of shares of the Series G Stock at his address appearing on the Series G Stock register maintained by the Company, at the redemption price of $50.00 per share, plus an amount equal to Accrued Dividends to and including the date fixed for redemption of such shares (hereinafter called the "Redemption Date").

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                           (b) Pro Rata Redemption or Redemption by Lot. If less
                  than all shares of the Series G Stock are to be redeemed pursuant to subparagraph (a) of this paragraph (3), the shares to be redeemed shall be selected (x) by lot or (y) pro rata so that there shall be redeemed from each registered holder of such shares that number of whole shares, as nearly as practicable to the nearest share, as bears the same ratio to the total number of shares of such Series held by such holder as the total number of shares to be redeemed bears to the total number of shares of the Series G Stock at the time outstanding. The determination of whether such selection shall be made by lot or pro rata shall be made by the Board of Directors. If the Board of Directors shall determine to redeem less than all shares of the Series G Stock by lot, the selection by lot of the shares of the Series G Stock shall be conducted by an independent bank or trust company selected by the Board of Directors of the Company.

                           (c) Sinking Fund,  Etc.  Shares of the Series G Stock
                  are not subject or entitled to the benefit of a sinking fund. All or a portion of the shares of the series G Stock may be purchased by the Company from time to time upon the best terms obtainable.

                           (d) Effect of  Redemption.  Unless default be made in
                  the payment in full of the redemption price and any accumulated and unpaid dividends, dividends on the shares of Series G Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of such shares as stockholders of the Company by reason of the ownership of such shares shall cease on the Redemption Date, except the right to receive the amount payable upon redemption of such shares on presentation and surrender of the respective certificates representing such shares. After the Redemption Date, such shares shall not be deemed to be outstanding and shall not be transferable on the books of the Company except to the Company.

                           (e) Receipt of  Redemption  Price.  At any time on or
                  after the Redemption Date, the respective holders of record of shares of Series G Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Company of certificates for the shares to be redeemed, such certificates, if required by the company, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.

                           (f) Return of  Deposits,  Etc.  Any moneys  deposited
                  with the transfer agent, or other redemption agent, for the redemption of any shares of Series G Stock which shall not be claimed after five years from the Redemption Date shall be repaid to the Company by such agent on demand, and the holder of any such shares of Series G Stock shall thereafter look only to the Company for any payment to which such holder may he entitled. Any interest accrued on moneys so deposited shall belong to the Company and shall be paid to it from time to time on demand.

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                  (4)      Rights on Liquidation, Dissolution, Winding Up.

                           (a) In the  event  of  any  involuntary  liquidation,
                  dissolution or winding up of the Company, the holders of shares of the Series G Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of any class of capital stock of the company ranking junior upon liquidation to the Series G Stock, an amount equal to $50 per share plus an amount equal to all Accrued Dividends thereon to and including the date of payment.

                           (b) In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series G Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of any class of capital stock of the company ranking junior upon liquidation to the Series G Stock, an amount per share equal to the then applicable redemption price specified in subparagraph (a) of paragraph (3) of this Section B regarding Series G Stock, plus in each case an amount equal to all Accrued Dividends thereon to and including the date of payment. The merger or consolidation of the Company into or with any other corporation or the merger or consolidation of any other corporation into or with the Company shall not in any event be considered a dissolution, liquidation or winding up of the Company under this paragraph
                  (4).

                           (c) In the event the assets of the Company available for distribution to the holders of shares of Series G Stock upon any involuntary or voluntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to subparagraph (a) or (b), as the case may be, of this paragraph (4), no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of Series G Stock upon liquidation unless proportionate distributive amounts shall be paid on account of the shares of Series G Stock, ratably, in proportion to the full distributive amounts to which the holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

                  (5) Voting. The shares of the Series G stock shall not have any voting powers, either general or special, except as required by applicable law and as follows:

                           (a) Without the affirmative vote or consent of the holders of at least two-thirds of the number of shares of Series G stock at the time outstanding, voting or consenting (as the case may be) separately as a class, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the Company shall not
                  (i) create any preferred stock ranking prior to the Series G Stock as to dividends or upon liquidation, or securities convertible into stock ranking prior to the Series G Stock as to dividends or upon liquidation or (ii) amend, alter or repeal any of the preferences, special rights or powers of the holders of the Series G Stock so as adversely to affect such preferences, special rights or powers.

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                           (b)  Whenever  dividends  payable  on any  series  of
                  Preferred Stock shall be in default in an aggregate amount equivalent to six full quarterly dividends on all shares of such series at the time outstanding, the number of directors constituting the Board of Directors of the Company shall be increased by two, and the holders of Preferred Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class without regard to series, to elect two persons to fill such newly created directorships. Whenever such right of holders of shares of Preferred Stock shall have vested, it may be exercised initially either at a special meeting of such holders called as provided below, or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The right of holders of shares of Preferred Stock voting separately as a class to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on all series of Preferred Stock shall have been paid in full, at which time the special right of the holders of shares of Preferred Stock so to vote separately as a class for the election of directors shall terminate, subject to revesting in the event of each and every subsequent default in an aggregate
                  amount  equivalent  to  six  full  quarterly  dividends.   For
                  purposes only of this subparagraph (b), each holder of Series G Stock shall be entitled to cast one-half vote for each share of Series G Stock held by such holder.

                           At any time when such special voting power shall have
                  vested in the holders of shares of Preferred Stock as provided in this subparagraph (b), a proper officer of the Company shall, upon written request of the holders of record of at least 10% of the number of shares of Preferred Stock at the time outstanding, regardless of series, addressed to the Secretary of the Company, call a special meeting of the holders of shares of Preferred Stock and of any other class of stock having voting power, for the purpose of electing directors. Such meeting shall be held at the earliest practicable date at the principal office of the Company. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Company at its principal office, then the holders of record of at least 10% of the number of shares of Preferred Stock at the time outstanding, regardless of series, may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at said principal office. Any holder of shares of Preferred Stock so designated shall have access to the stock books of the Company for the purpose of causing meetings of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this subparagraph (b), no such special meeting shall be called during the 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

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                           At any  meeting  held  for the  purpose  of  electing
                  directors at which the holders of shares of Preferred Stock shall have the special right, voting separately as a class, to elect directors as provided in this subparagraph (b), the presence, in person or by proxy, of the holders of 51% of the number of shares of Preferred Stock at the time outstanding shall be required to constitute a quorum of such class for the election of any director by the holders of the Preferred Stock as a class, each share of Series G Stock counting, for purposes only of determining the presence of such a quorum, as one-half share of Preferred Stock. At any such meeting or adjournment thereof, (i) the absence of a quorum of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Preferred Stock voting as a class and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by holders of shares of Preferred Stock voting as a class and (ii) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                           During any period the holders of shares of  Preferred
                  stock  have the  right  to vote as a class  for  directors  as provided in this subparagraph (b), (i) the directors so elected by the holders of the Preferred Stock shall continue in office until termination of the right of the holders of the Preferred Stock to vote as a class for directors, and (ii) any vacancies in the Board of Directors shall be filled only by vote of a majority (which majority may consist of only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant.

                  (6) Conversion Rights. The holders of shares of the Series G Stock shall have the right, at their option, to convert each share of the Series G Stock into two-fifteenths of a share of Common Stock of the Company at any time on and subject to the following terms and conditions:

                           (a) The shares of the Series G Stock shall be convertible at the office of any transfer agent for the Series G Stock, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of the Series G Stock being taken at $50.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $375.00 per share of Common Stock. The conversion price shall be adjusted as provided in subparagraph (d) of this paragraph (6).

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                           (b) In order to convert  shares of the Series G Stock
                  into Common Stock the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Company or in blank, and give written notice to the Company at said office that such holder elects to convert such shares. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series G Stock surrender for conversion or on account of any dividends on the Common Stock issued upon such conversion.

                           Shares of the Series G Stock  shall be deemed to have
                  been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of the Series G Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the Redemption Date, unless default shall be made in payment of the redemption price.

                           (c) No  fractional  shares of Common  Stock  shall be
                  issued upon conversion of shares of the Series G Stock, but, instead of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G Stock surrendered for conversion at one time by the same holder, the Company shall pay a cash adjustment of such fraction in an amount equal to the same fraction of the Closing Date Price on the date on which such shares of the Series G Stock were duly surrendered for conversion, or, if such date is not a Trading Day, on the next Trading Day.

                           (d) The conversion  price shall be adjusted from time
                  to time as follows:

                                    (I) In  case  the  Company  shall  (i) pay a
                           dividend or make a distribution on its outstanding shares of Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock,
                           (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares by reclassification of its shares of Common Stock, the conversion price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of any shares of the Series G Stock surrendered for conversion after such time shall be entitled to receive the number of shares of capital stock of the Company which he would have owned or been entitled to receive had such shares of the Series G Stock been converted immediately prior to such time.

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                                   (II)  In case  the  company  shall  hereafter
                           issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within forty-five days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share--as determined pursuant to clause (IV) of this subparagraph (d)--on the record date mentioned below, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at
                           such   current   market   price   and  of  which  the
                           denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for
                           subscription  or  purchase.   Such  adjustment  shall
                           become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the conversion price shall be readjusted (but only with respect to shares of the Series C Stock converted after such expiration) to the conversion price which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made upon the basis of delivery of only the number of
                           shares  of  Common  Stock  actually   delivered.   No
                           adjustment in the conversion price shall be required or made under this clause (II) or clause (III) immediately below or otherwise under this paragraph
                           (6) in respect of any right granted by the Company to
                           all   holders  of  its  Common   Stock  to   purchase
                           additional shares of Common Stock from the Company at a discount from the current market price per share of Common Stock by reinvestment of dividends on Common Stock if either (i) such discount does not exceed 6% of such current market price or (ii) the holders of the Series G Stock shall be entitled to purchase shares of Common Stock from the Company at the same discount by reinvestment of dividends on the Series G Stock.

                                  (III) In case the Company shall  distribute to
                           all holders of its Common Stock evidences of its indebtedness or assets-excluding any cash dividend or distributions and dividends referred to in clause (I) of this paragraph (6)--or subscription rights or warrants (excluding those referred to in clause (II) immediately above), then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in clause (IV) immediately below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution.

                                   (IV) For the purpose of any computation under
                           clause (II) or (III) immediately above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Price for the thirty consecutive Trading Days selected by the Company commencing not more than forty-five Trading Days before the day in question.

                                    (V) In any case in which this  paragraph (6)
                           shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date, the Company may elect to defer until after the occurrence of such event (i) issuing to the holder of any shares of the Series G Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the conversion price prior to adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subparagraph (c) of this paragraph (6); and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                                   (VI) Any adjustment in the  conversion  price
                           otherwise required by this paragraph (6) to be made may be postponed up to, but not beyond, three years from the date on which it would otherwise be required to be made provided that such adjustment (plus any other adjustments postponed pursuant to this clause
                           (VI) and not theretofore made) would not require an increase or decrease of more than $0.50 in such price and would not, if made, entitle the holders of all then outstanding shares of the Series G Stock upon conversion to receive additional shares of Common Stock equal in the aggregate to 3% or more of the then issued and outstanding shares of Common Stock. All calculations under this paragraph (6) shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                           (e) Whenever the conversion price is adjusted as herein provided:

                                    (I) the Company  shall  compute the adjusted
                           conversion  price in accordance  with this  paragraph
                           (6) and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price, and such certificate shall forthwith be filed with the transfer agent or agents for the Series G Stock; and

                                   (II) a notice  stating  that  the  conversion
                           price has been adjusted and setting forth the adjusted conversion price shall, as soon as practicable, be mailed to the holders of record of the outstanding shares of the Series G stock.

                           (f) In case of any consolidation of the Company with,
                  or merger of the Company with or into, any other corporation (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of the Company into which shares of the Series G Stock are then convertible), or in case of any conveyance or transfer of the property and assets of the Company substantially as an entirety, each share of Series G Stock shall thereafter be convertible into the number and kind of shares of stock and other securities and cash, property and rights receivable upon such consolidation, merger, conveyance or transfer by a holder of the number and kind of shares of the Company into which such shares of Series G Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer. The above provisions of this subparagraph (f) shall similarly apply to successive consolidations, mergers, conveyances or transfers.

                           (g)      In case:

                                    (I) the Company shall declare a dividend (or
                           any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings; or

                                   (II) the Company shall authorize the granting
                           to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                                  (III) of any  reclassification  of the capital
                           stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                                   (IV)   of  the   voluntary   or   involuntary
                           dissolution,   liquidation   or  winding  up  of  the
                           Company;

                  then the Company shall cause to be mailed to the transfer agent or agents for the Series G Stock and to the holders of record of the outstanding shares of the Series G Stock at least 20 days--or 10 days in any case specified in clause (I) or (II) of this subparagraph (g)--prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                           (h) The Company  shall at all times  reserve and keep
                  available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of the Series G Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of the Series G Stock then outstanding.

                           (i) The  Company  will pay any and all taxes that may
                  be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                           (j) For the  purpose of this  paragraph  (6) the term
                  "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of the Series G Stock shall include only shares of the class designated as Common Stock of the Company as of the original date of issue of the Series G Stock or Shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                           (k) As used in this  paragraph (6), the term "Closing
                  Price" on any day shall mean the reported last sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose; and the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

                  (7)      Definitions.

                           (a) The term  "Accrued  Dividends"  shall  mean  Full
                  Cumulative Dividends to the date as of which Accrued Dividends are to be computed, less the amount of all dividends paid, upon the relevant shares of Series G Stock.

                           (b) The term "Date of Accrual"  shall mean, as to any
                  shares of the Series G Stock issued, January 1, 1987.

                           (c) The term "Full  Cumulative  Dividends" shall mean
                  (whether or not in any dividend period, or any part thereof, in respect of which such term is used there shall have been net profits or net assets of the Company legally available for the payment of such dividends) that amount which shall be equal to dividends at the full rate fixed for the Series G Stock provided in paragraph (2) of this Section B regarding Series G Stock for the period of time elapsed from the Date of Accrual to the date as of which Full Cumulative Dividends are to be computed (including an amount equal to the dividend at such rate for any fraction of a dividend period included in such period of time calculated on the basis of a 360-day year of 12 30-day months).

                           (d) The term "Preferred Stock" shall mean any Preferred Stock created and issued under this Article Fourth; provided, however, that for purposes only of subparagraph (b) of paragraph (5) of this Section B regarding Series G Stock, each holder of series G Stock shall be entitled to cast one-half vote for each share of series G Stock held by such holder and for purposes of determining a quorum at any meeting held for the purpose of electing directors at which the holders of Preferred Stock shall have this special right, voting separately as a class, to elect directors as provided in such subparagraph (b), each share of Series G Stock shall count, for purposes of determining the presence of a quorum of such class at such meeting, as one-half share of Preferred Stock. The term "preferred stock" shall mean shares of any class of stock (including Preferred Stock) if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of Common Stock.

                           (e) For the purposes hereof any stock of any class or
                  classes of the Company shall be deemed to rank (i) prior to shares of the Series G Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series G Stock; (ii) on a parity with shares of the Series G Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series G Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rate or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series G Stock; and (iii) junior to shares of the Series G Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the Series G Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class of classes.

                           (f) The  shares  of the  Series  G Stock  shall  rank
                  senior as to the dividends and upon liquidation to the shares of the $120 Redeemable Convertible Preferred Stock, Series E (With $1.00 Par Value) of the Company and to the shares of the Convertible Junior Preference Stock, Series G (With $1.00 Par Value) of the Company.

                  (8) Retirement of Redeemed or Converted Shares, Etc. Shares of the Series G Stock which have been (i) redeemed or (ii) converted into Common Stock pursuant to the provisions of paragraph (6) of this Section B regarding Series G Stock shall have the status of authorized and unissued Preferred Stock.

II.      Preference Stock.

         The Preference Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preference Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preference Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of Preference Stock (i) may have such voting powers, full or limited, or may be without voting powers; (ii) may be subject to redemption at such time or times and at such prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (iv) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (v) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding stock of the Company; and (viii) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such Preference Stock. Shares of any series of Preference Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preference Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Stock to be created by resolution or resolutions by the Board of Directors or as part of any other series of Preference Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Stock.

         A. Series A Stock. The designated powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of one (1) share of a series of Preference Stock are as follows:

                  (1) Designation. The designation of this series of Preference Stock shall be "Nonconvertible Junior Preference Stock, Series A (With Par Value of $1.00)" (hereinafter called the "Series A Stock").

                  (2) Dividends. The holder of the Series A Stock shall not be entitled to receive dividends with respect to the Series A Stock.

                  (3) Rights of Redemption. The Series A Stock shall be subject to redemption as follows:

                           (a) Optional  Redemption.  At any time after the date
                  of the earliest to occur of (i) the passage of twelve consecutive calendar months at all times during which the Supplemental Benefit Trust holds less than 5% of the total number of then outstanding shares of Parent Common Stock, (ii) the date on which the Supplemental Benefit Program terminates and (iii) the Profit Sharing Cessation Date, the Series A stock may be redeemed at the option of the Company at any time upon not less than five days' prior notice to the holder of record of the Series A Stock sent by first class mail, postage prepaid, to such holder at its address appearing on the Series A Stock register maintained by the Company, at a redemption price of $1.00 (hereinafter called the "Series A Redemption Date").

                           (b) Effect of Redemption. All rights of the holder of
                  Series A Stock as a stockholder of the Company by reason of the ownership of Series A Stock shall cease on the Series A Redemption Date, except the right to receive the amount payable upon redemption of such share on presentation and surrender of the certificate representing such share. After the Series A Redemption Date, such share shall not be deemed to be outstanding.

                  (4)      Rights on Liquidation, Dissolution, Winding Up.

                           (a) Liquidation Payment. In the event of any involuntary liquidation, dissolution or winding up of the Company, the holder of the Series A Stock (if then outstanding) shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of any class of capital stock of the Company ranking junior upon liquidation to the Series A Stock, an amount equal to $1.00 per share. The merger or consolidation of the Company into or with any other corporation or the merger or consolidation of any other corporation into or with the Company shall not in any event be considered a dissolution, liquidation or winding up of the Company under this paragraph (4).

                           (b) Proportionate Distribution. In the event the assets of the Company available for distribution to the holder of the Series A Stock upon any involuntary or voluntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts to which such holder is entitled pursuant to subparagraph (a) of this paragraph
                  (4), no such distribution shall be made on account of any shares of any other class or series of preference stock ranking on a parity with the Series A Stock upon liquidation unless proportionate distributive amounts shall be paid on account of the Series A Stock, ratably, in proportion to the full distributive amounts to which the holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

                  (5) Voting. The Series A stock shall not have any voting powers, either general or special, except as required by applicable law and as follows:

                           (a) Change of Priority or Rights. Without the affirmative vote or consent of the holder of the Series A Stock, voting or consenting (as the case may be) separately as a class, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the Company shall not (i) change the number of authorized shares of the Series A Stock or (ii) amend this Certificate of Incorporation or take any other action
                  (including, without limitation, a merger or consolidation to which the Company is a constituent party) which would have the effect of eliminating the Series A Stock or of amending, altering or repealing any of the preferences, special rights or powers of the holder of the Series A Stock so as adversely to affect such preferences, special rights or powers.

                           (b) Election of Directors. For so long as the Supplemental Benefit Trust holds 20% or more of the total number of then outstanding shares of Parent Common Stock, the number of directors constituting the Board of Directors of the Company shall be increased by two, and the holder of the Series A Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class, to elect two persons to serve as directors of the Company (one of whom shall be designated the "First Designee," and the other of whom shall be designated the "Second
                  Designee") to fill such two directorships. Except for the involuntary resignation of any such director under clauses (i) or (ii) of this first paragraph of this subparagraph (b) or the removal of any such director by the holder of the Series A Stock, each director elected by the holder of the Series A Stock shall have a one year term of office. The right of the holder of Series A Stock to elect directors may be exercised by written consent of such holder. The right of the holder of the Series A Stock voting separately as a class to elect two members of the Board of Directors as aforesaid shall continue until such time as the Supplemental Benefit Trust holds less than 20% of the total number of then outstanding shares of Parent Common Stock. At such time, the special right of the holder of the Series A Stock to vote separately as a class for the election of directors shall be subject to the following restrictions:

                                    (i)  Upon  the  earlier  to occur of (A) the
                           date on which the Supplemental Benefit Trust has held less than 20% but 19% or more of the total number of then outstanding shares of Parent Common Stock at all times for six consecutive months and (B) the date on which the Supplemental Benefit Trust holds less than 19% of the total number of then outstanding shares of Parent Common Stock, the holder of the Series A Stock shall be entitled to elect only one director in total and the Second Designee shall be deemed to have resigned as a director effective immediately without any further action on such person's part; and

                                   (ii) Notwithstanding anything to the contrary
                           contained in clause (i) immediately above, upon the earlier to occur of (A) the date on which the Supplemental Benefit Trust has held less than 10% but 9% or more of the total number of then outstanding shares of Parent Common Stock at all times for six consecutive months and (B) the date on which the Supplemental Benefit Trust holds less than 9% of the total number of then outstanding shares of Parent Common Stock, the holder of the Series A Stock shall not be entitled to elect any directors and each remaining director elected by such holder shall be deemed to have resigned as a member of the Board of Directors effective immediately without further action on such person's part.

                           The special right of the holder of the Series A Stock
                  to vote separately as a class for the election of directors shall be subject to revesting as follows:

                                    (i)  Upon  the  earlier  to occur of (A) the
                           date on which the Supplemental Benefit Trust has held more than 10% but not more than 11% of the total number of then outstanding shares of Parent Common Stock at all times for six consecutive months and (B) the date on which the Supplemental Benefit Trust holds more than 11% of the total number of then outstanding shares of Parent Common Stock, the right of the holder of Series A stock to elect a total of one director shall vest immediately; and

                                   (ii) Notwithstanding anything to the contrary
                           contained in clause (i) immediately above, upon the earlier to occur of (A) the date on which the Supplemental Benefit Trust has held more than 20% but not more than 21% of the total number of then outstanding shares of Parent Common Stock at all times for six consecutive months and (B) the date on which the Supplemental Benefit Trust holds more than 21% of the total then outstanding shares of Parent Common Stock, the right of the holder of Series A Stock to elect a total of two directors shall vest immediately.

                           For   purposes   of  this   subparagraph   (b),   all
                  calculations of the Supplemental Benefit Trust's holdings of the then outstanding shares of Parent Common Stock shall be made as if the Common Stock and Class B Common were a single class.

                           At any time when the holder of the Series A Stock has
                  the right to elect directors as provided in this  subparagraph
                  (b), (i) such holder shall have the exclusive right to remove the First Designee and/or the Second Designee, with or without cause, from time to time and elect their successors and (ii) any vacancies in the seats held by the First Designee or the Second Designee shall be filled only by a vote of the holder of the Series A Stock.

                  (6) Conversion Rights. The holder of the share of the Series A Stock shall have no conversion rights with respect to such share.

                  (7) Nontransferability. The Series A Stock will be issued to the Supplemental Benefit Trust and the Series A Stock and any rights thereunder shall be nontransferable. Any attempted transfer shall be void and of no effect. The Company shall place on the certificate representing any issued share of the Series A Stock a legend consistent with the provisions hereof.

                  (8)      Definitions.

                           (a) Profit Sharing  Cessation  Date. The term "Profit
                  Sharing Cessation Date" shall have the meaning assigned to such term in the Settlement Agreement.

                           (b) Settlement Agreement. The term "Settlement Agreement" shall mean the Settlement Agreement, dated as of March 31, 1993, and the exhibits thereto, in the class action of Shy, et al. v. Navistar, (Civil Action No. C-3-92-333) (S.D.O.), as any of the same may be amended from time to time in accordance with the terms thereof. The Company shall provide a copy of the Settlement Agreement to any holder of shares of its stock upon request by such holder.

                           (c)   Supplemental    Benefit   Program.   The   term
                  "Supplemental Benefit Program" shall have the meaning assigned to such term in the Settlement Agreement.

                           (d)    Supplemental    Benefit   Trust.    The   term
                  "Supplemental Benefit Trust" shall have the meaning assigned to such term in the Settlement Agreement.

                  (9) Rank of Series A Stock. The share of the Series A Stock shall rank junior upon liquidation to (i) the shares of the Series G Stock, (ii) the shares of the Convertible Junior Preference Stock, Series D (With Par Value of $1.00) (the "Series D Stock"), and (iii) any other series of Preferred Stock or Preference Stock (other than the Nonconvertible Junior Preference Stock, Series B (With Par Value of $1.00) of the Company) (the "Series B Stock") authorized or designated after the initial date of issuance of the Series A Stock. The share of the Series A Stock shall rank on a parity upon liquidation with the Series B Stock. The share of the Series A Stock shall rank senior upon liquidation to the shares of the Parent Common Stock.

                  (10) Retirement of Redeemed Shares, Etc. When redeemed, the share of the Series A Stock shall have the status of authorized and unissued Preference Stock.

                  (11) No Fractional Shares. No fractional shares of Series A Stock shall be issued.

                  (12) Stock Calculations. In making any calculations with respect to holdings or ownership of the Company's stock, the Company's stock records shall be conclusive evidence of such holdings and ownership.

         B. Series B Stock. The designated powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of one (1) share of a series of Preference Stock are as follows:

                  (1) Designation. The designation of this series of Preference Stock shall be "Nonconvertible Junior Preference Stock, Series B (With Par Value of $1.00)" (referred to herein as the "Series B Stock").

                  (2) Dividends. The holder of the share of the Series B Stock shall not be entitled to receive dividends with respect to the Series B Stock.

                  (3) Rights of Redemption. The Series B Stock shall be subject to redemption as follows:

                           (a) Optional Redemption. At any time after the holder
                  of Series B Stock has not been entitled to vote separately as a class to elect a director at any time for five consecutive years, the Series B Stock may be redeemed at the option of the Company, in whole or in part, at any time or from time to time upon not less than five days' prior notice to the holder of record of the Series B Stock sent by first class mail, postage prepaid, to such holder at its address appearing on the Series B Stock register maintained by the Company, at a redemption price of $1.00 (hereinafter called the "Series B Redemption Date").

                           (b) Effect of Redemption. All rights of the holder of
                  Series B Stock as a stockholder of the Company by reason of the ownership of Series B Stock shall cease on the Series B Redemption Date, except the right to receive the amount payable upon redemption of such share on presentation and surrender of the certificate representing such share. After the Series B Redemption Date, such share shall not be deemed to be outstanding.

                  (4)      Rights on Liquidation, Dissolution, Winding Up.

                           (a) Liquidation Payment. In the event of any involuntary liquidation, dissolution or winding up of the Company, the holder of the Series B Stock (if then outstanding) shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of any class of capital stock of the Company ranking junior upon liquidation to the Series B Stock, an amount equal to $1.00 per share. The merger or consolidation of the Company into or with any other corporation or the merger or consolidation of any other corporation into or with the Company shall not in any event be considered a dissolution, liquidation or winding up of the Company under this paragraph (4).

                           (b) Proportionate Distribution. In the event the assets of the Company available for distribution to the holder of the Series B Stock upon any involuntary or voluntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts to which such holder is entitled pursuant to subparagraph (a) of this paragraph
                  (4), no such distribution shall be made on account of any shares of any other class or series of preference stock ranking on a parity with the Series B Stock upon liquidation unless proportionate distributive amounts shall be paid on account of the Series B Stock, ratably, in proportion to the full distributive amounts to which the holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

                  (5) Voting. The Series B Stock shall not have any voting powers, either general or special, except as required by applicable law and as follows:

                           (a) Change of Priority or Rights. Without the affirmative vote or consent of the holder of the Series B Stock, voting or consenting (as the case may be) separately as a class, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the Company shall not (i) change the number of authorized shares of the Series B Stock or (ii) amend this Certificate of Incorporation or take any other action
                  (including, without limitation, a merger or consolidation to which the Company is a constituent party) which would have the effect of eliminating the Series B stock or of amending, altering or repealing any of the preferences, special rights or powers of the holder of the Series B Stock so as adversely to affect such preferences, special rights or powers.

                           (b) Election of Director. Until the Fully Funded Date, the number of directors constituting the Board of Directors of the Company shall be increased by one, and the holder of the Series B Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class, to elect one person to fill such newly created directorship. Except for the involuntary resignation of any such director this subparagraph b or the removal of any such director by the holder of the Series B Stock, the director elected by the holder of the Series B stock shall have a one year term of office. The right of the holder of Series B Stock to elect a director may be exercised by written consent of such holder. On the Fully Funded Date, the special right of the holder of the Series B Stock so to vote separately as a class for the election of a director shall terminate (subject to subsequent revesting as provided below) and the director elected by the holder of the Series B Stock shall be deemed to have resigned effective immediately without any further action upon such person's part. Subsequent to the Fully Funded Date, the special right of the holder of Series B Stock to vote separately as a class for the election of a director shall revest at any time when the balance of the Employers' funding contribution held under the Health Benefit Trust falls below 85% of the Fully Funded Amount; provided, however, that such revested special right of the holder of Series B Stock to vote separately as a class for the election of a director shall terminate (subject to revesting as provided by this subparagraph (b)) if the balance of the Employers' funding contribution held under the Health Benefit Trust rises above 85% of the Fully Funded Amount.

                           At any time when the holder of the Series B Stock has
                  the right to elect a director as provided In this subparagraph
                  (b), (i) such holder shall have the exclusive right to remove such director, with or without cause, from time to time and elect his or her successor and (ii) any vacancies in the seat held by the director elected by the holder of the Series B Stock shall be filled only by vote of the holder of the Series B Stock.

                  (6) Conversion Rights. The holder of the share of the Series B Stock shall have no conversion rights with respect to such share.

                  (7) Nontransferability. The Series B Stock shall be issued to the UAW and the Series B Stock and any rights thereunder shall be nontransferable. Any attempted transfer shall be void and of no effect. The Company shall place on the certificate representing any issued share of the Series A Stock a legend consistent with the provisions hereof.

                  (8)      Definitions.

                           (a) Employers.  The term  "Employers"  shall have the
                  meaning assigned to such term in the Settlement Agreement.

                           (b) Fully Funded Amount. The term "Fully Funded Amount" shall have the meaning assigned to such term in the Settlement Agreement.

                           (c) Fully Funded Date.  The term "Fully  Funded Date"
                  shall have the meaning assigned to such term in the Settlement Agreement.

                           (d) Health  Benefit Trust.  The term "Health  Benefit
                  Trust" shall have the meaning assigned to such term in the Settlement Agreement.

                           (e) UAW. The term "UAW" shall have the meaning assigned to such term in the Settlement Agreement.

                  (9) Rank of Series B Stock. The share of the Series B Stock shall rank junior upon liquidation to (i) the shares of the Series G Stock, (ii) the shares of the Series D Stock, and (iii) any other series of Preferred or Preference Stock (other than the Series A Stock) authorized or designated after the initial date of issuance of the Series B Stock. The share of the Series B Stock shall rank on a parity upon liquidation with the Series A stock. The share of the Series B Stock shall rank senior upon liquidation to the shares of the Parent Common Stock.

                  (10) Retirement of Redeemed Shares, Etc. When redeemed, the share of the Series B Stock shall have the status of authorized and unissued Preference Stock.

                  (11) Fractional Shares. No fractional shares of Series B Stock shall be issued.

                  (12) Stock Calculations. In making any calculations with respect to holdings or ownership of the Company's stock, the Company's stock records shall be conclusive evidence of such holdings and ownership.

         C. Series D Stock. The designated powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of 3,000,000 shares of a series of Preference Stock are as follows:

                  (1) Designation. The designation of this series of Preference Stock shall be "Convertible Junior Preference Stock, Series D (with Par Value of $1.00)" (referred to herein as the "Series D Stock").

                  (2) Dividends. The holders of shares of the Series D Stock shall not be entitled to receive any dividends unless cash dividends are declared on the shares of stock issuable upon conversion of the Series D Stock (herein called "conversion stock"). In the event any cash dividend is declared on the shares of conversion stock, following the record date for such dividend the holders of shares of the Series D Stock shall be entitled to receive, when, as, and to the extent declared by the Board of Directors, a dividend in cash in an amount per share equal to 120% of the cash dividend per share declared on the shares of conversion stock multiplied by the number of shares of conversion stock which, as of such record date, is deliverable on the Conversion Date upon the conversion of a share of Series D Stock. if at any time after the right to receive such dividend shall have accrued such dividend shall not have been paid, or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividend shall be fully paid, but without interest, before the dividend on the conversion stock which gave rise to the accrual of such dividend shall be paid and before any other dividend shall be declared or paid or any other distribution ordered or made upon, or any other purchase or redemption made of, any stock ranking as to dividends or upon liquidation junior to the Series D stock (other than a dividend payable in such junior stock or a purchase or redemption made by issue or delivery of such junior stock); provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Company in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund regardless of whether at the time of such application Full Accrued Dividends upon shares of the Series D Stock shall have been paid or declared and set apart for payment. At any time when any dividend has accrued on the Series D Stock but has not been paid, all dividends declared upon the shares of the Series D Stock and any other preferred stock ranking on a parity as to dividends with the Series D stock shall be declared pro rata, so that the amounts of dividends declared per share on the Series D Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued unpaid dividends per share on the shares of the Series D Stock and such other preferred stock (determined immediately prior to payment) bear to each other, provided that in making such calculation, dividends accrued on such other parity stock since the most recent January 15 or July 15 may be ignored. Holders of shares of the Series D Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of Full Accrued Dividends.

                  (3) Rights Of Redemption. The shares of the Series D Stock shall be subject to redemption as follows:

                           (a) Optional  Redemption.  Subject to the  succeeding
                  provisions of this subparagraph (a), the shares of the Series D Stock may be redeemed at the option of the Company, in whole or in part, at any time or from time to time upon not less than 30 days' prior notice to the holders of record of shares of the Series D stock to be so redeemed, sent by first class mail, postage prepaid, to each registered holder of shares of the Series D Stock at his address appearing on the Series D Stock register maintained by the Company, at the redemption price per share of $25.00, plus in each case an amount equal to Unpaid Accrued Dividends to and including the date fixed for redemption of such shares (hereinafter called a "Redemption Date"). If less than all shares of the Series D Stock are to be redeemed pursuant to this subparagraph (a), the shares to be redeemed shall be selected pro rata so that there shall be redeemed from each registered holder of such shares that number of whole shares, as nearly as practicable to the nearest share, as bears the same ratio to the total number of shares of such Series held by such holder as the total number of shares to be redeemed bears to the total number of shares of the Series D Stock at the time outstanding.

                           (b) No Mandatory Redemption. The shares of the Series
                  D Stock shall not be subject to mandatory redemption.

                           (c) No Sinking Fund. Shares of the Series D Stock are
                  not subject or entitled to the benefit of a sinking fund.

                           (d) Effect of  Redemption.  Unless default be made in
                  the  payment in full of the  redemption  price and any Accrued
                  Dividends: dividends on the shares of Series D Stock called for redemption shall cease to accrue on the Redemption Date on which such shares are to be redeemed; all rights of the holders of such shares as stockholders of the Company by reason of the ownership of such shares shall cease on such Redemption Date, except the right to receive the amount payable upon redemption of such shares on presentation and surrender of the respective certificates representing such shares; and after such Redemption Date, such shares shall not be deemed to be outstanding and shall not be transferable on the books of the Company except to the Company.

                           (e) Receipt of  Redemption  Price.  At any time on or
                  after a Redemption Date, the respective holders of record of shares of Series D Stock to be redeemed on such Redemption Date shall be entitled to receive the redemption price upon actual delivery to the Company of certificates for the shares to be redeemed, such certificates, if required by the Company, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.

                           (f) Return of Deposits. Any moneys deposited with the
                  transfer agent, or other redemption agent, for the redemption of any shares of Series D Stock on a Redemption Date which shall not be claimed after five years from such Redemption Date shall be repaid to the Company by such agent on demand, and the holder of any such shares of Series D Stock shall thereafter look only to the Company for any payment to which such holder may be entitled. Any interest accrued on moneys so deposited shall belong to the Company and shall be paid to it from time to time on demand.

                  (4)      Rights on Liquidation, Dissolution, Winding up.

                           (a) Liquidation Payment. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series D Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of any class of capital stock of the Company ranking junior upon liquidation to the Series D Stock, an amount equal to $25.00 per share plus an amount equal to all Accrued Dividends thereon as of the date of payment. The merger or consolidation of the Company into or with any other corporation or the merger or consolidation of any other corporation into or with the Company shall not in any event be considered a liquidation, dissolution or winding up of the Company under this paragraph (4).

                     (b) Proportionate Distribution. In the event the assets of the Company available for distribution to the holders of shares of Series D Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to subparagraph (a) of this paragraph (4), no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of Series D Stock upon liquidation unless proportionate distributive amounts shall be paid on account of the shares of Series D Stock, ratably, in proportion to the full distributive amounts to which the holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

                  (5) Voting. The shares of the Series D Stock shall not have any voting powers, either general or special, except as required by applicable law and as follows:

                           (a)  Change  of  Priority  or  Rights.   Without  the
                  affirmative vote or consent of the holders of at least two-thirds of the number of shares of Series D Stock at the time outstanding, voting or consenting (as the case may be) separately as a class, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the Company shall not (i) amend, alter or repeal any of the preferences, special rights or powers of the holders of, the Series D Stock so as adversely to affect such preferences, special rights or powers or (ii) increase above 3,000,000 the aggregate number of shares constituting the Series D Stock or issue or reissue any shares of Series D Stock (other than for purposes of exchanges or transfers) in excess of the first 3,000,000 shares issued. No vote or consent by the holders of the Series D Stock shall be required as a condition to the creation or issuance of any class or series of capital stock of the Company (including, without limitation, capital stock which may rank senior to, or on a parity with, the Series D Stock as to dividends or upon liquidation or both).

                           (b) Default in Dividend Payments.  Whenever dividends
                  payable on any series of Preference Stock shall be in default in an aggregate amount equivalent to six full quarterly dividends on all shares of such series at the time outstanding, the number of directors constituting the Board of Directors of the Company shall be increased by one and the holders of Preference Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class without regard to series, to elect one person to fill such newly created directorship. Whenever such right of holders of Preference Stock shall have vested, it may be exercised initially either at a special meeting of such holders called as provided below, or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The right of holders of shares of Preference Stock voting separately as a class to elect one member of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on all series of Preference stock shall have been paid in full, at which time the special right of the holders of shares of Preference Stock so to vote separately as a class for the election of directors shall terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

                           At any time when such special voting power shall have
                  vested in the holders of Preference Stock as provided in this subparagraph (b), a proper officer of the Company shall, upon the written request of the holders of record of at least 10% of the number of shares of Preference Stock at the time outstanding and entitled to vote, regardless of series, addressed to the Secretary of the Company, call a special meeting of the holders of shares of Preference Stock and of any other class of stock having voting power, for the purpose of electing directors. Such meeting shall be held at the earliest practicable date at the principal office of the Company. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Company at its principal office, then the holders of record of at least 10% of the number of shares of Preference Stock at the time outstanding and entitled to vote, regardless of series, may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at said principal office. Any holder of shares of Preference Stock so designated shall have access to the stock books of the Company for the purpose of causing meetings of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this subparagraph (b), no such special meeting shall be called during the 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                           At any  meeting  held  for the  purpose  of  electing
                  directors at which the holders of shares of Preference Stock shall have the special right, voting separately as a class, to elect a director as provided in this subparagraph (b), the presence, in person or by proxy, of the holders of 51% of the number of shares of Preference Stock at the time outstanding and entitled to vote shall be required to constitute a quorum of such class for the election of any director by the holders of the Preference Stock as a class, each share of Series D Stock outstanding and entitled to vote counting, for purposes only of determining the presence of such a quorum, as one share of Preference Stock. At any such meeting or adjournment thereof, (i) the absence of a quorum of Preference Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Preference Stock voting as a class and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by holders of shares of Preference Stock voting as a class and (ii) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                           During  any period the  holders of  Preference  Stock
                  have the right to vote as a class for a director as provided in this subparagraph (b), (i) the director so elected by the holders of the Preference Stock shall continue in office until termination of the right of the holders of the Preference Stock to vote as a class for directors, and (ii) any vacancies in the Board of Directors shall be filled only by vote of a majority (which majority may consist of only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant.

                  (6) Conversion Rights. The shares of the Series D Stock shall be subject to conversion as follows:

                           (a) Optional Conversion.  At any time, the holders of
                  shares of the Series D Stock shall have the right, at their option, to convert each share of Series D Stock into shares of any other stock of the Company on the following terms:

                                    (I)  Conversion  Price.  The  shares  of the
                           Series D Stock shall be convertible at the Company's principal office and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Series D Stock being taken at $25.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $80.00 per share of Common Stock. The conversion price shall be adjusted as provided in clause (IV) of this subparagraph (a).

                                   (II) Conversion Procedure. No payment or adjustment shall be made upon the conversion of the Series D Stock on account of any dividends declared but unpaid on the shares of the Series D Stock converted or on account of any dividends on the Common Stock issued upon such conversion.

                                    Shares of the Series D Stock shall be deemed
                           to have been converted immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. Following the Conversion Date, each holder of shares of the Series D Stock converted will surrender, at the Company's principal office or at any other office as the Board of Directors may designate, the certificate or certificates therefor, duly endorsed to the Company or in blank. As promptly as practicable after such surrender, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion to the person or persons entitled to receive the same.

                                    In case  shares of Series D Stock are called
                           for redemption, the right to convert such shares shall cease and terminate at the close of business on the Redemption Date on which such shares are to be redeemed, unless default shall be made in payment of the redemption price (in which event the right to convert such shares shall cease when such redemption price shall actually be paid).

                                  (III) Cash Payment.  No  fractional  shares of
                           Common Stock shall be issued upon conversion of shares of the Series D Stock, but, instead of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series D Stock held by the same holder, the company shall pay a cash adjustment of such fraction in an amount equal to the same fraction of the Closing Price on the Conversion Date, or, if the Conversion Date is not a Trading Day, on the next Trading Day.

                                   (IV)  Conversion   Price   Adjustments.   The
                           conversion price shall be adjusted from time to time as follows:

                                            (A) In case  the Company shall here-
                                    after (i) pay a dividend or make a distribu-
                                    tion  on  its outstanding  shares of  Common
                                    Stock in  Common Stock,  (ii)  subdivide its
                                    outstanding shares of   Common  Stock, (iii)
                                    combine  its  outstanding  shares of  Common
                                    Stock  into a  smaller number of shares,  or
                                    (iv) issue any shares by reclassification of its shares of Common Stock, the conversion price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of any shares of the Series D Stock converted after such time shall be entitled to receive the number of shares of capital stock of the Company which he would have owned or been entitled to receive by reason of the conversion of such shares of the Series D Stock had such shares of the Series D Stock been converted immediately prior to such time.

                                            (B)  In  case  the   Company   shall
                                    hereafter  issue  rights or  warrants to all
                                    holders of its Common Stock  entitling  them
                                    (for a period expiring within fortyfive days
                                    after the record  date  mentioned  below) to
                                    subscribe  for or purchase  shares of Common
                                    Stock at a price  per  share  less  than the
                                    current    market   price   per    share--as
                                    determined pursuant to subclause (D) of this
                                    clause  (IV)--on  the  record  date  for the
                                    determination of the  stockholders  entitled
                                    to  receive  such  rights or  warrants,  the
                                    conversion  price  shall be adjusted so that
                                    the same shall equal the price determined by
                                    multiplying  the conversion  price in effect
                                    immediately prior to the date of issuance of
                                    such rights or  warrants  by a fraction,  of
                                    which the  numerator  shall be the number of
                                    shares of Common  Stock  outstanding  on the
                                    record  date  for the  determination  of the
                                    stockholders entitled to receive such rights
                                    or  warrants  plus the  number  of shares of
                                    Common  Stock which the  aggregate  offering
                                    price  of the  total  number  of  shares  of
                                    Common  Stock so offered  would  purchase at
                                    such  current  market price and of which the
                                    denominator shall be the number of shares of
                                    Common Stock outstanding on such record date
                                    plus the  number  of  additional  shares  of
                                    Common  Stock  offered for  subscription  or
                                    purchase.   Such  adjustment   shall  become
                                    effective  at the opening of business on the
                                    business day next  following the record date
                                    for  the   determination   of   stockholders
                                    entitled to receive such rights or warrants;
                                    and to the  extent  that  shares  of  Common
                                    Stock are not delivered after the expiration of such rights or warrants, the conversion price shall be readjusted (but only with respect to shares of the Series D Stock converted after such expiration) to the conversion price which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. No adjustment in the conversion price shall be required or made under this subclause (B) or subclause (C) immediately below or otherwise under this subparagraph
                                    (a) in respect of any right granted by the Company to all holders of its Common Stock to purchase additional shares of Common Stock from the Company at a discount from the current market price per share of Common Stock by reinvestment of dividends on Common Stock if either (i) such discount does not exceed 6% of such current market price or
                                    (ii) the holders of the Series D Stock shall be entitled to purchase shares of Common Stock from the Company at the same discount by reinvestment of dividends on the Series D Stock.

                                            (C)  In  case  the   Company   shall
                                    hereafter  distribute  to all holders of its
                                    Common Stock  evidences of its  indebtedness
                                    or  assets--excluding  any cash  dividend or
                                    distributions  and dividends  referred to in
                                    subclause   (A)  of  this  clause   (IV)--or
                                    subscription  rights or warrants  (excluding
                                    those   referred   to   in   subclause   (B)
                                    immediately  above),  then in each such case
                                    the  conversion  price  shall be adjusted so
                                    that  the  same   shall   equal   the  price
                                    determined  by  multiplying  the  conversion
                                    price  in  effect  immediately  prior to the
                                    date of such  distribution  by a fraction of
                                    which  the  numerator  shall be the  current
                                    market  price  per  share   (determined   as
                                    provided in subclause (D) immediately below)
                                    of the Common  Stock on the record  date for
                                    the  determination of stockholders  entitled
                                    to receive such  distribution  less the then
                                    fair  market  value  (as  determined  by the
                                    Board of  Directors  of the  Company,  whose
                                    determination  shall be  conclusive)  of the
                                    portion  of  the  assets  or   evidences  of
                                    indebtedness   so  distributed  or  of  such
                                    subscription  rights or warrants  applicable
                                    to  one  share  of  Common  Stock,  and  the
                                    denominator  shall  be such  current  market
                                    price per share of the  Common  Stock.  Such
                                    adjustment  shall  become  effective  on the
                                    opening of business on the business day next
                                    following    the   record   date   for   the
                                    determination of stockholders entitled to receive such distribution.

                                            (D)   For   the   purpose   of   any
                                    computation   under  subclause  (B)  or  (C)
                                    immediately  above, the current market price
                                    per share of Common  Stock on any date shall
                                    be  deemed  to be the  average  of the daily
                                    Closing  Price  for the  thirty  consecutive
                                    Trading   Days   selected   by  the  Company
                                    commencing not more than forty-five  Trading
                                    Days before the day in question.

                                            (E)  In  any  case  in  which   this
                                    subparagraph   (a)  shall  require  that  an
                                    adjustment as a result of any event become effective at the opening of business on the business day next following a record date, the Company may elect to defer until after the occurrence of such event (i) issuing to the holder of any shares of the Series D Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the conversion price prior to adjustment and (ii) paying to such holder any amount in cash in lieu of a fraction share of Common Stock pursuant to clause (IV) of this subparagraph (a); and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                                            (F) Any adjustment in the conversion
                                    price    otherwise    required    by    this
                                    subparagraph (a) to be made may be postponed
                                    up to, but not beyond,  three years from the
                                    date on which it would otherwise be required
                                    to be made  provided  that  such  adjustment
                                    (plus   any  other   adjustments   postponed
                                    pursuant  to  this  subclause  (F)  and  not
                                    theretofore   made)  would  not  require  an
                                    increase  or  decrease  of more than $.50 in
                                    such price and would not,  if made,  entitle
                                    the holders of all then  outstanding  shares
                                    of the  Series D Stock  upon  conversion  to
                                    receive  additional  shares of Common  Stock
                                    equal in the  aggregate to 3% or more of the
                                    then issued and outstanding shares of Common
                                    Stock.   All    calculations    under   this
                                    subparagraph   (a)  shall  be  made  to  the
                                    nearest cent or to the nearest 1/100 of a share of Common Stock, as the case may be.

                                    (V) Conversion Price Adjustment Certificates
                           and Notices. Whenever the conversion price is adjusted as herein provided, the Company shall compute the adjusted conversion price in accordance with this subparagraph (a), shall prepare a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price and shall mail such notice as soon as practicable to the holders of record of the outstanding shares of the Series D Stock.

                                   (VI) Mergers, etc. In case of any consolidation of the Company with, or merger of the Company with or into, any other corporation (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of the Company into which shares of the Series D Stock would have been converted had the automatic conversion of the Series D Stock occurred immediately prior thereto), or in case of any conveyance or transfer of the property and assets of the Company substantially as an entirety, lawful provision shall be made as a part of the terms of such transaction so that each share of Series D Stock shall be converted on the Conversion Date into the number and kind of shares  of  stock  (and/or  other  securities,  cash,
                           property or rights) receivable upon such consolidation, merger, conveyance or transfer by a holder of the number and kind of shares of the Company into which such share of Series D Stock would have been converted had the automatic conversion of the Series D Stock occurred immediately prior to such consolidation, merger, conveyance or transfer, subject to subsequent adjustments as nearly equivalent as practicable to the adjustments provided for in this subparagraph (a). The above provisions of this clause (VI) shall similarly apply to successive consolidations, mergers, conveyances or transfers.

                                  (VII) Reservation of Shares. The Company shall
                           at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of the Series D Stock on the Conversion Date, the full number of shares of Common Stock which at the time is deliverable on the Conversion Date upon the conversion of all shares of the Series D Stock outstanding at such time.

                                 (VIII) Taxes. The Company shall pay any and all
                           taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series D Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series D Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                                   (IX) Common Stock. For the purpose of this paragraph (6) the term "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of the Series D Stock shall include only shares of the class designated as Common Stock of the Company as of the original date of issue of the
                           Series D Stock or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                                    (X) Closing Price. As used in this paragraph
                           (6), the term "Closing Price" on any day shall mean the reported last sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose; and the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

                  (7)      Definitions.

                           (a) Conversion Date. The term "Conversion Date" shall
                  mean the date on which the holder of shares of Series D Stock exercises his or its option to convert the shares of Series D Stock into Common Stock.

                           (b) Accrued Dividends.  The term "Accrued  Dividends"
                  shall mean Full Accrued Dividends as of the date as of which Accrued Dividends are to be computed, less the amount of all dividends paid, upon the relevant shares of Series D Stock.

                           (c) Full Accrued  Dividends.  The term "Full  Accrued
                  Dividends" shall mean the aggregate amount of dividends, if any, which the holders of shares of Series D Stock shall have become entitled to receive as of the date as of which Full Accrued Dividends are to be computed.

                           (d) Preferred Stock. The tern "Preferred Stock" shall
                  mean any Preferred Stock created and issued under this Article Fourth. The term "preferred stock" shall mean shares of any class of stock (including any class of Preferred Stock or Preference Stock) if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of Common Stock.

                           (e) Preference  Stock.  The term  "Preference  Stock"
                  shall mean any Preference Stock created and issued under this Article Fourth.

                           (f) Ranking of Shares.  For the  purposes  hereof any
                  stock of any class or classes of the Company shall be deemed to rank (i) prior to shares of the Series D Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series D Stock; (ii) on a parity with shares of the Series D Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series D Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series D Stock; and (iii) junior to shares of the Series D Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the Series D Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or classes.

                  (8) Rank of Series D Stock. The shares of the Series D Stock shall rank junior as to dividends and upon liquidation to the shares of the $6.00 Cumulative Convertible Preferred Stock, Series G (With Par Value of $1.00) of the Company. Except as otherwise fixed at the time such class is created, the shares of the Series D Stock shall rank on a parity as to dividends and upon liquidation with the shares of the stock of any other class of Preferred Stock or Preference Stock.

                  (9) Fractional Shares. The Series D Stock may be issued in fractions of a share equal to one one-hundredth (.01) of a share or any integral multiple thereof. Each fractional share of Series D Stock issued shall have a corresponding fraction of the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, attributable to a full share of Series D Stock.

                  (10) Retirement of Converted Shares, etc. Shares of the Series D Stock which have been converted into Common Stock pursuant to the provisions of paragraph (6) of this Section C regarding Series D Stock shall have the status of authorized and unissued Preferred Stock but shall not be reissued as Series D Stock.

III.     Parent Common Stock.

         Except as otherwise provided in this Section III or as otherwise required by applicable law, all shares of Common Stock and Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         A.       Voting Rights.

                  (1) Common Stock. Except as otherwise provided in this Section III, as otherwise required by law or by the resolution or resolutions providing for the issuance of any series of Preferred Stock or Preference Stock and subject to the provisions of any applicable law or of the By-laws of the Company, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for other purposes, each holder of record of shares of Common Stock being entitled to one vote for each Share of Common Stock standing in his name on the books of the Company.

                  (2) Class B Common. The holders of shares of Class B Common shall have no right to vote on any matters to be voted on by the stockholders of the Company except as follows:

                           (a) Without the affirmative vote or consent of the holders of the Class B Common, voting or consenting (as the case may be) separately as a class, in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the Company shall not (i) change the number of authorized shares of the Class B Common or (ii) amend this Certificate of Incorporation or take any other action (including, without limitation, a merger or consolidation to which the Company is a constituent party) which would have the effect of eliminating the Class B Common or of amending, altering or repealing any of the preferences, special rights or powers of the holders of the Class B Common so as adversely to affect such preferences, special rights or powers.

                           (b) The  holders  of shares  of Class B Common  shall
                  have the right to vote together with the holders of shares of the Common Stock as a single class on any Super-Majority Transaction submitted to the holders of Parent Common Stock for their vote, approval or consent. When voting on any Super-Majority Transaction, each holder of shares of Class B Common shall be entitled to cast one vote for each share of

                  Class B Common standing in his name on the books of the Company.

                  (3) Super-Majority Transactions. The affirmative vote or consent of the greater of (a) the holders of at least 85% of the shares of the Parent Common Stock, voting as a single class, present in person or by proxy at a meeting at which a Super-Majority Transaction is submitted for a vote of the Company's stockholders and (b) the holders of a majority of the voting power of all of the Parent Common Stock shall be required to approve any Super-Majority Transaction.

         B. Dividends. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock or Preference Stock, the holders of Parent Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock and Preference Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Company, the holders of Common Stock and the holders of Class B Common shall be entitled to participate in such dividends ratably on a per share basis; provided, that (i) if dividends are declared which are payable in shares of Common Stock or Class B Common, such dividends shall be payable at the same rate on both Common Stock and Class B Common and the dividends payable in shares of Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Class B Common shall be payable to holders of that class of stock, (ii) if the dividends consist of other voting securities of the Company, the Company shall declare and pay in respect of each share of Class B Common dividends consisting of an equal number of non-voting securities of the Company which are otherwise identical to the voting securities, which shall entitle the holder thereof to cast the same number of votes upon any Super-majority Transaction as such holder would have been entitled to cast had such holder received voting securities, rather than nonvoting securities, with respect to such dividend and which are convertible into or exchangeable for such voting securities on the same terms as the Class B Common is convertible into the Common Stock, (iii) if the dividends consist of the right to purchase additional shares of Common Stock or Class B Common, at the Company's option, either (A) dividends shall be declared which are payable at the same rate on both classes of stock and the dividends payable in the right to purchase additional shares of Common Stock shall be payable to holders of that class of stock and the dividends payable in the right to purchase additional shares of Class B Common shall be payable to holders of that class of stock or (B) in the case of a dividend payable in the right to purchase additional shares of Common Stock, such dividend shall be payable to holders of that class of stock and the Class B Common Conversion Ratio (as hereinafter defined) shall be adjusted as provided in subparagraph 2 of Paragraph D of this
Section III.

         C. Rights on Liquidation, Dissolution, Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock and Preference Stock of the full amount for which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock or Preference Stock, the holders of the Parent Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock or Preference Stock of any and all series, to share, ratably according to the number of shares of Parent Common Stock held by them, in all remaining assets of the Company available for distribution to its stockholders.

         D.       Conversion Rights.

                  (1) Conversion of Common Stock. The holders of shares of Common Stock shall have no conversion rights with respect to such shares.

                  (2) Conversion of Class B Common Stock. With respect to each share of Class B Common, upon the earlier to occur of (i) any transfer of such share of Class B Common in accordance with Paragraph E of this
         Section III (except for transfers permitted by subparagraph 3 of Paragraph E) and (ii) the Event Date, such share shall convert automatically into shares of Common Stock at a ratio (the "Class B Common Conversion Ratio") which initially shall be one share of Common Stock per share of Class B Common so converted; provided, that if and whenever the Company shall hereafter issue rights pursuant to clause
         (iii)(B) of Paragraph B of this Section III to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share--as determined pursuant to the penultimate sentence of this subparagraph 2 of this paragraph D--on the record date for the determination of the stockholders entitled to receive such rights, the Class B Common Conversion Ratio shall be adjusted to an amount equal to the product of the Class B Common Conversion Ratio in effect immediately prior to the date of issuance of such rights and a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price. Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights; and to the extent that shares of Common Stock are not delivered after the expiration of such rights, the Class B Common Conversion Ratio shall be readjusted (but only with respect to shares of the Class B Common converted after such expiration) to the Class B Common Conversion Ratio which would then be in effect had the adjustments made upon the distribution of such rights been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. For the purpose of any computation under the immediately preceding sentence, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the thirty consecutive Trading Days selected by the company commencing not more than fortyfive Trading Days before the day in question. Notwithstanding anything else contained in this subparagraph 2 of this Paragraph D, upon the termination of the Settlement Agreement in accordance with the provisions of Section 13 thereof, all then outstanding shares of Class B Common in the aggregate shall convert automatically, without any further action on the Company's part, into one (1) share of Common Stock.

                           (I) Mergers, etc. In case of any consolidation of the
                  Company with, or merger of the Company with or into, any other corporation (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of the Company into which shares of the Class B Common would have been converted had the automatic conversion of the Class B Common occurred immediately prior thereto), or in case of any conveyance or transfer of the property and assets of the Company substantially as an entirety, lawful provision shall be made as a part of the terms of such transaction so that each share of Class B Common (i) shall entitle the holder thereof to receive, at the same time and on the same terms as applicable to the shares of the Company into which the Class B Common shall be convertible, any cash, securities (other than equity securities of the Company), rights or other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number and kind of shares of the Company into which such share of Class B Common would have been converted had the automatic conversion of the Class B Common occurred immediately prior to such consolidation, merger, conveyance or transfer and (ii) shall be converted on the Class B Common Conversion Date into the number and kind of equity of the Company, if any, receivable upon such consolidation, merger, conveyance or transfer by a holder of the number and kind of share of the Company into which such share of Class B Common would have been converted had the automatic conversion of the Class B Common occurred immediately prior to such consolidation, merger, conveyance or transfer subject to subsequent adjustments as nearly equivalent as practicable to the adjustments provided for in this subparagraph 2 of paragraph D; provided however, that any instrument convertible into or exchangeable for equity securities of the Company shall be deemed for purposes of this subparagraph 2(I) not to be equity securities of the Company; and provided, further, that in the event that any instrument convertible into or exchangeable for shares of Common Stock or other voting securities of the Company is paid in any such consolidation, merger, conveyance or transfer in respect of the shares of the Company into which the shares of Class B Common shall be convertible or exchangeable, the corresponding instrument paid in respect of the Class B Common pursuant to this subparagraph 2(I) may be convertible into or exchangeable for Class B common or non-voting securities of the Company, respectively, in the manner contemplated by paragraph B of this Section III. The above provisions of this clause (I) shall similarly apply to successive consolidations, mergers, conveyances or transfers.

                          (II) Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of the Class B Common on the Class B Common Conversion Date, the full number of shares of Common Stock which at the time is deliverable on the Class B Common Conversion Date upon the conversion of all shares of the Class B Common outstanding at such time.

                         (III) Taxes. The Company shall pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Class B Common pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class B Common so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                          (IV) Common Stock. For the purpose of this subparagraph 2 of paragraph D the term "Common Stock" shall include any stock of any class of the Company (other than the Class B Common) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of the Class B Common shall include only shares of the class designated as Common Stock of the Company as of the original date of issue of the Class B Common or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                           (V) Retirement of Converted  Shares,  etc.  Shares of
                  the Class B Common which have been converted into Common Stock pursuant to the provisions of this subparagraph 2 of paragraph D regarding Class B Common shall have the status of retired shares of Class B Common and shall not be reissued.

                          (VI) Rights Prior to Conversion. Notwithstanding anything to the contrary contained in this Section III, in case of any adjustment of the Class B Common Conversion Ratio as provided in this subparagraph 2 of this Paragraph D, the determination of the rights of the holders of Class B Common to vote such shares in Super-Majority Transactions, to receive dividends with respect to such shares, and to share ratably with the holders of Common Stock in assets of the Company in the event of any liquidation, dissolution or winding up of the Company shall be made as if the number of shares of Class B Common held by each such holder of the Class B Common were equal to the product of the number of shares of Class B Common actually hold by such holder at the time of such determination and the Class B Common Conversion Ratio.

                         (VII) No Fractional  shares.  No  fractional  shares of
                  Common Stock shall be issued upon conversion of shares of the Class B Common, but, instead of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Class B Common held by the same holder, the Company shall pay a full share of Common Stock.

                        (VIII) Conversion Procedure. Following the Class B Common Conversion Date, each holder of shares of the Class B Common converted will surrender, at the Company's principal office or at any other office as the Board of Directors may designate, the certificate or certificates therefor, duly endorsed to the Company or in blank. As promptly as practicable after such surrender, the Company shall issue and shall deliver at said office a certificate or certificates for the number of shares of Common Stock issuable upon such conversion to the person or persons entitled to receive the same.

         E. Transferability of Class B Common. Prior to the Event Date, the shares of the Class B Common shall be nontransferable by the Supplemental Benefit Trust or any other holder thereof except:

                  (1) pursuant to the terms of Article VIII of Exhibit B to the Settlement Agreement;

                  (2) pursuant to any transaction which is approved by the Board of Directors or with respect to which the Board of Directors consents in writing;

                  (3)  to  any  financial   institution   as  security  for  any
         indebtedness or obligation of the holders of the shares of Class B Common; or

                  (4) pursuant to any tender or exchange offer made by any person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or any successor statute thereto), for shares of Parent Common Stock.

Any attempted transfer of shares of the Class B Common in violation of the provisions hereof shall be void and of no effect. The Company shall place on the certificates representing shares of the Class B Common a legend consistent with the provisions hereof.

         F. Stock Splits,  Recapitalizations,  Etc. If the Company in any manner
         subdivides or combines the outstanding shares  of,  or   effects   any
         recapitalization or similar transaction with respect to, one class of Parent Common Stock, the outstanding shares of the other class of Parent Common Stock shall be proportionately subdivided, combined, reclassified or the like in a similar manner.

         G.       Definitions.

                  (1) Class B Common Conversion Date. The term "Class B Common Conversion Date," with respect to each share of Class B Common, shall mean the date on which such share automatically converts into shares of Common Stock pursuant to the terms and conditions contained herein.

                  (2) Closing Price. The term "Closing Price" on any day shall mean the reported last sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

                  (3) Trading Day. The term "Trading Day" shall mean a day on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

                  (4) Event Date. The term "Event Date" shall have the meaning assigned to such term in the Settlement Agreement.

                  (5) Navistar International Transportation Corp. The term "Navistar International Transportation Corp." shall mean Navistar International Transportation Corp., a Delaware corporation, or any successor corporation thereto.

                  (6) Super-Majority Transaction. The term "Super-Majority Transaction" shall mean (i) a merger or consolidation to which the Company is a constituent party, if either (A) the stockholders of the Company immediately before such merger or consolidation, do not own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation surviving or resulting from such merger or consolidation or (B) equity securities of the Company or Navistar International Transportation Corp. would be issued to stockholders of the other constituent corporation(s) to such merger or consolidation which have a fair market value at the time of the transaction in excess of $750 million, or (ii) the sale, transfer, pledge or other disposition of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis or Navistar International Transportation Corp. and its subsidiaries on a consolidated basis.

                  Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Company, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

                  No holder of stock of the Company shall have any preemptive right with respect to stock of the Company.

                  Fifth:  The Company is to have perpetual existence.

                  Sixth: Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Company must be taken at a duly called annual or special meeting of such stockholders of the Company and may not be effected by any consent in writing by such stockholders.

         The private property of the stockholders of the Company shall not be subject to the payment of corporate debts to any extent whatsoever.

                  Seventh: The number of directors which shall constitute the whole Board of Directors of the Company shall be as specified in the By-laws of the corporation, subject to the provisions of this Article Seventh.

         The Board of  Directors  shall be and is divided  into  three  classes:
Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1988; each initial director in Class II shall hold office until the annual meeting of stockholders in 1989; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1990. Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

         In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Newly created directorships resulting from any increase in the number of directors to be elected by the holders of the Common Stock and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors elected by the holders of the Common Stock then in office (and not by stockholders), even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         Notwithstanding the foregoing, wherever the holders of any one or more classes or series of stock issued by this Company having a preference over the Parent Common Stock as to dividends or upon liquidation shall have the right, voting separately by class or series, to elect directors by consent or at an annual or special meeting of stockholders, the number, election, term of office, filling of vacancies, terms of removal and other features of such directorships shall be governed by the terms of the resolution or resolutions establishing such class or series adopted pursuant thereto and such directors so elected shall not be divided into classes pursuant to this Article Seventh unless expressly provided by such terms.

     The Board of Directors shall have power to hold its meetings outside the State of Delaware at such place as from time to time may be designated by the By-laws or by resolution of the Board of Directors. The By-laws may prescribe the number of directors necessary to constitute a quorum.

         The capital of the Company may be increased from time to time by resolution of the Board of Directors directing that a portion of the net assets of the Company in excess of the amount theretofore determined to be capital be transferred to capital account. Any and all shares of the Parent Common Stock may be issued by the Company from time to time for such consideration as may be fixed from time to time by the Board of Directors.

                  Eighth: The Board of Directors shall have power, without stockholder action:
                    I. To make By-laws for the Company, and to amend, alter or repeal any By-laws; but any By-laws made by the directors may be altered, amended or repealed by the stockholders at any meeting, provided notice of such proposed alteration, amendment or repeal be included in the notice of such meeting.

                   II. To remove at any time any officer, agent or employee of the Company, provided, however, that such power of removal may be conferred by the By-laws or by the Board of Directors on any committee or officer.

                  III. To fix and determine, and to vary the amount of, the working capital of the Company, and to determine the use or investment of any assets of the Company; to set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves; and to declare and authorize payment of such dividends as it shall determine advisable and proper, subject to such restrictions as may be imposed by law.

                   IV. To authorize the purchase or other acquisition of shares of stock of the Company or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness.

                    V. To determine whether and to what extent, at what times and places, and under what conditions and regulations, the accounts, books and documents of the Company, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Company, except as conferred by the laws of the State of Delaware or as authorized by resolution adopted by the Board of Directors or by the stockholders of the Company entitled to vote in respect thereof.

                   VI. Except as otherwise provided by law, to determine the places within or without the State of Delaware where any or all of the books of the Company shall be kept.

                  VII. To authorize the sale, lease or other disposition of any part or parts of the properties of the Company and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.

                 VIII.  To authorize  the  borrowing  of money;  the issuance of bonds, notes, debentures and other obligations or evidences of indebtedness of the Company, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Company or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Company, of any property of the Company, real or personal, then owned or thereafter acquired by the Company.

         The powers and authorities herein conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Company.

         The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two (2) or more of the directors of the Company, which to the extent provided in said resolution or resolutions or in the By-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.

         Subject to any limitation in the By-laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursement for their expenses as such members. Nothing herein contained shall preclude any director from serving the Company or its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders. Any repeal or modification of this provision by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                  Ninth:  Indemnification:

                    I. Each  person who was or is made a party or is  threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she is or was a director or officer of the Company (which term shall include any predecessor corporation of this Company) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans ("indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be identified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided however, that, except as provided in paragraph II of this Article Ninth with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article Ninth shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article Ninth or otherwise.

                   II. If a claim under paragraph I of this Article Ninth is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover payments by the Company of expenses incurred by an indemnitee in defending in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) or by the Company to recover payments by the Company of expenses incurred by an indemnitee in defending, in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the burden of proving that the indemnitee is not entitled to be indemnified under this Article Ninth or otherwise shall be on the Company. Neither the failure of the Company (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such an action brought by the indemnitee, be a defense to the action.

                  III. The rights conferred on any person by paragraphs I and II of this Article Ninth shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, this certificate of incorporation by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  III. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                    V. Persons who are not included as indemnitees under paragraph I of this Article Ninth but are employees of the Company or any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

                  Tenth: The Company reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law and this Certificate of Incorporation and all rights, preference and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article Tenth.

                  Eleventh:

I.       Certain Restrictions on the Transfer of Stock.

         In order to preserve the Tax Benefits, the restrictions set forth below shall apply for the period beginning on the Article Eleventh Effective Date and ending on the Expiration Date, unless the Board of Directors shall fix an earlier or later date in accordance with Section VI of this Article Eleventh.

         A.       Definitions.

                  (1) Article Eleventh Effective Date. The time and date of the legal effectiveness of the merger of the former Navistar International Corporation with and into the Company.

                  (2) Control. The possession,  direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Such definition shall also apply to the terms "controlling," "controlled by" and "under common control with."

                  (3) Effective Date Tier Entity. Any Person that, as of the Article Eleventh Effective Date, was a First Tier Entity or a Higher Tier Entity, for so long as such Person continues to have a Prohibited Ownership Percentage.

                  (4) Expiration Date. The last day of the eight-year period commencing on the Article Eleventh Effective Date.

                  (5) First Tier Entity. A "first tier entity" with respect to the Company, as that term is used in Treasury Regulations Section 1.382-2T.

                  (6) 47 Percentage Point Increase. An increase of 47 percentage points or more of the Stock owned by "5-percent shareholders" of the Company (within the meaning of Treasury Regulations Section 1.382-2T(g)(1)) over the lowest percentage of Stock owned by such 5-percent shareholders at any time during the three-year period preceding any determination date, such determination to be made in accordance with Treasury Regulations Section 1.382-2T(c) as if the determination date were a "testing date."

                  (7) Higher Tier Entity. An "higher tier entity" with respect to the Company, as that tern is used in Treasury Regulations Section 1.382-2T.

                  (8) Internal Revenue Code. The Internal Revenue Code of 1986, as amended. Any reference to a particular Section or provision of the Internal Revenue Code shall be deemed to also refer to any successor Section or provision having similar effect.

                  (9) Ownership Change. An "ownership change" with respect to the Company, as that term is used in Section 382(g) of the Internal Revenue Code and Treasury Regulations Section 1.382-2T(a)(1), except that for purposes of determining whether 5-percent shareholders have increased their percentage interests by more than 50 percentage points, there shall be added to the increase in their percentage interests an amount equal to a fraction, the numerator of which is $50 million, and the denominator of which is the value of all of the Stock. For example, if the value of the Stock is $1,000,000,000 and the percentage increase by 5-percent shareholders is 49.5% (i.e., the value of the Stock representing the 49.5 percentage point increase is $495,000,000), for purposes of determining whether there is an ownership change, there shall be added to the 49.5 percentage points an increase of 0.5 percent (i.e., $50,000,000/$1,000,000,000).

                  (10) Other Permitted Holders. Any Person, other than an Effective Date Tier Entity or a Permitted Transferee, which has a Prohibited Ownership Percentage permitted under Section I, whether pursuant to a waiver under Paragraph D of Section I or otherwise.

                  (11) Permitted Transferee. Any transferee with a Prohibited Ownership Percentage as to which the Board of Directors has consented pursuant to Subparagraph C(2) or C(3) of Section I.

                  (12) Person. Any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization,  or any other entity  described  in Treasury  Regulations
         Section 1.382-3(a)(1)(i).

                  (13) Prohibited Ownership Percentage. Any ownership in the Company that would cause a Person or Public Group to be a "5-percent shareholder" of the Company within the meaning of Treasury Regulations
         Section 1.382-2T(g)(1)(i) or (ii). For this purpose, whether a Person or Public Group would be a "5-percent shareholder" shall be determined
         (u) by substituting "4.5 percent" for "5 percent" each place it appears in such provisions, (v) without giving effect to the following provisions: Treasury Regulations Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (w) by
         treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulations Section 1.382-2T(h)(2)(i)(A),
         (x) by substituting the term "Person" in place of "individual" in Treasury Regulations Section 1.382-2T(g)(1)(i), (y) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulations Section 1.382-2T(d)(1), and (z) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulations Section 1.382-2T(a)(2)(i). In addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in Subparagraph A(15) of Section I shall be applied in lieu of the definition in Treasury Regulations Section 1.382-2T(f)(18), except that any option shall be treated as Stock only to the extent treating it as Stock would cause an increase in ownership of such Person and such option would be deemed exercised pursuant to Treasury Regulations in effect from time to time (disregarding whether treating such option as exercised would cause an ownership change).

                  (14) Public Group. A "public group" with respect to the Company, as that term is used in Treasury Regulations Section 1.382-2T(f)(13), excluding any "direct public group" with respect to the Company, as that term is used in Treasury Regulations Section 1.382-2T(j)(2)(ii).

                  (15) Stock. All classes of stock of the Company, all options to acquire stock of the Company and all other interests that would be treated as stock in the Company pursuant to Treasury Regulations
         Section 1.382-2T(f)(18)(iii), other than (x) stock described in Section 1504(a)(4) of the Internal Revenue Code and (y) stock that would be described in such Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend arrearages. As used in Article Eleventh, the term "option" shall have the meaning set forth in Treasury Regulations Section 1.3822(T)(h)(4).

                  (16) Tax Benefits. The net operating loss carryovers and capital loss carryovers to which the Company is entitled under the Internal Revenue Code, free of restrictions under Section 382 of the Internal Revenue Code.

                  (17) Testing Date Action. Any Transfer or acquisition of Stock or any other action (including the acquisition or issuance of an option to Transfer or acquire Stock), if the effect of such Transfer, acquisition or other action would be to cause a "testing date" with respect to the Company within the meaning of Treasury Regulations
         Section 1.382-2T(a)(2)(i), determined by treating every Person and Public Group which has a Prohibited Ownership Percentage as a 5-percent shareholder as used in such Section.

                  (18) Transfer. Any means of conveyance of legal or beneficial ownership of Stock, whether such ownership is direct or indirect, voluntary or involuntary, including, without limitation, an indirect transfer of ownership through the transfer of any ownership interest of any entity that owns Stock.

                  (19) Transferee Undertaking. A duly executed written undertaking for the benefit of the Company by any transferee pursuant to which the transferee agrees that (i) it will not take any of the following actions without the prior consent of the Board of Directors:
         (x) acquire any additional Stock, (y) Transfer any Stock in violation of Paragraph B of Section I, or (z) take or cause to be taken any Testing Date Action, (ii) upon request by the Company, it will furnish or cause to be furnished to the Company all certificates representing Stock held of record or beneficially, directly or indirectly, by it or by any Person controlling, controlled by or under common control with it for the purpose of placing a legend on such certificates to reflect the undertakings described in clause (i) above, (iii) it acknowledges that stop transfer orders may be entered with the transfer agent (or agents) and the registrar (or registrars) of Stock against the transfer of Stock subject to the undertakings described in clause (i) above except in compliance with the requirements of such undertakings, and
         (iv) it will agree to such other actions and remedies as the Company may reasonably request in order to preserve the Tax Benefits.

                  (20) Treasury Regulations. The regulations promulgated by the Secretary of the Treasury under the Internal Revenue Code. Any reference to a particular Treasury Regulation or Section or provision thereof shall be deemed to also refer to any successor Regulation or Section or provision having similar effect.

         B.       Transfer Restrictions.

         Unless otherwise consented to or waived by the Board of Directors, the following Transfers and actions shall be prohibited:

                  (1) General. No Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected, (i) would cause the transferee or any Person or Public Group to have a Prohibited Ownership Percentage, or (ii) would increase the ownership percentage of any transferee or any Person or Public Group having a Prohibited Ownership Percentage.

                  (2) Additional Restrictions on Transform Involving Effective Date Tier Entities. In addition to the restrictions under Subparagraph B(i), (i) no Effective Date Tier Entity shall Transfer any Stock, and no other Person shall Transfer any Stock to an Effective Date Tier Entity if, in either case, after such Transfer, there would be a 47 Percentage Point Increase, and (ii) no Effective Date Tier Entity shall take any other action (including the acquisition or issuance of an option to Transfer or acquire Stock) if, after such action, there would be a 47 Percentage Point Increase.

                  (3) Additional Restrictions on Transfers Involving Other Permitted Holders. In addition to the restrictions under Subparagraph B(i), (i) no other Permitted Holder shall Transfer any Stock, and no other Person shall Transfer any Stock to an Other Permitted Holder, if, in either case, such Transfer would constitute a Testing Date Action, and (ii) no Other Permitted Holder shall take any other action that would constitute a Testing Date Action.

                  (4) Additional Restrictions under Transferee Undertakings. In addition to the restrictions under Subparagraph B(l), (i) no Person who has delivered a Transferee Undertaking shall Transfer any Stock, and no Person shall Transfer any Stock to any Person who has delivered a Transferee Undertaking, if, in either case, such Transfer would result in a violation of such Transferee Undertaking, and (ii) no Person who has delivered a Transferee Undertaking shall take or cause to be taken any other action that would constitute a Testing Date Action.

                  (5) Exception. Notwithstanding anything herein to the contrary, the transfer restrictions set forth in this Paragraph B shall not apply to any shares of Series D Stock of the Company which were issued and outstanding on the Article Eleventh Effective Date.

         C.       Permitted Transfers.

                  (1) General.  Unless otherwise restricted under Paragraph B of
         Section I or under a Transferee Undertaking or other agreement, Transfers of Stock may be made without the consent of the Board of Directors.

                  (2) Transfers by Effective Date Tier Entities. Upon petition by any Effective Date Tier Entity, the Board of Directors shall consent to a proposed Transfer of Stock that complies with Subparagraph B(2) of
         Section I but would otherwise be prohibited pursuant to Subparagraph B(l) of Section I if it determines that (i) after giving effect to such Transfer, the percentage of Stock owned by all Persons and Public Groups with a Prohibited Ownership Percentage will not have increased by more than 40 percentage points over the lowest percentage of Stock owned by such Persons and Public Groups at any time during the three-year period preceding the proposed date of such Transfer (such determination to be made in accordance with the provisions of Treasury Regulations Section 1.382-2T(c)) and (ii) the proposed transferee shall have delivered a Transferee Undertaking.

                  (3) Transfers by Permitted Transferees. Upon petition by any Permitted Transferee, the Board of Directors shall consent to a proposed Transfer of Stock or Testing Date Action that would otherwise be prohibited pursuant to Subparagraph B(i) or B(4) of Section I or pursuant to any Transferee undertaking if it determines that (i) after such proposed Transfer or Testing Date Action there would not be an Ownership Change and (ii) in the case of any such proposed Transfer that, if effected, would otherwise be prohibited under Subparagraph B(1) of Section I, such Transfer would otherwise be permitted under Subparagraph C(2) if such Transfer were proposed to be made by an Effective Date Tier Entity.

                  (4) Certain Additional Transfers to Permitted Transferees. Upon petition by any Permitted Transferee, the Board of Directors shall consent to a proposed Transfer of additional Stock to such Permitted Transferee from a Person constituting an Effective Date Tier Entity or another Permitted Transferee if it determines that such proposed Transfer would otherwise be permitted under Subparagraph C(2) or C(3) of Section I, as the case may be.

                  (5) Transfers by Other Permitted Holders. Upon petition by any other Permitted Holder, the Board of Directors shall consent to a proposed Transfer of Stock or Testing Date Action that would otherwise be prohibited pursuant to Subparagraph B(1), B(3) or B(4) of Section I or pursuant to any Transferee Undertaking if it determines that (i) after such proposed Transfer or Testing Date Action there would not be an Ownership Change and (ii) in the case of any such proposed Transfer that, if effected, would otherwise be prohibited under Subparagraph
         (B)(1) of Section I, such Transfer would not cause a 47 Percentage Point Increase and the proposed transferee shall have delivered a Transferee Undertaking.

         D. Waivers. Notwithstanding anything herein to the contrary, the Board of Directors may waive any of the restrictions contained in Paragraph B of Section I of this Article Eleventh: (1) in the case of any issuance of Stock by the Company which would otherwise be prohibited under Subparagraph B(1) of Section I, if the transferee agrees to be bound to the restrictions applicable to Permitted Transferees; (2) in the event of a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, to acquire Stock constituting more than fifty percent in value of the outstanding Common Stock of the Company, so long as such waiver shall apply to all Transfers pursuant to such tender or exchange offer; (3) in connection with any Transfers of Stock in connection with underwritten offerings of such Stock; (4) in connection with any investment in or acquisition of a business or any business combination involving the Company or any subsidiary of the Company; and (5) in any other instance in which the Board of Directors reasonably and in good faith determines that a waiver would be in the best interests of the Company.

II.      Attempted Transfer in Violation of Transfer Restrictions.

         Unless the consent or waiver of the Board of Directors is obtained as provided in Paragraph C or D of Section I, and except as provided in Paragraph C of Section II below, any attempted Transfer of shares of Stock of the Company in excess of the shares that could be Transferred to the transferee without restriction under Paragraph B of Section I is not effective to transfer ownership of such excess shares (the "Prohibited Shares") to the purported acquiror thereof (the "Purported Acquiror"), and the Purported Acquiror shall not be entitled to any rights as a shareholder of the Company with respect to the Prohibited Shares, including, without limitation, the right to vote or to receive dividends with respect thereto. Nothing contained in this Article Eleventh shall preclude the settlement of any transaction involving Stock entered into through the facilities of the New York Stock Exchange or any other national securities exchange. The application of the provisions and remedies described in the first sentence of this Section II and in Paragraphs A, B and C of Section II below shall be deemed not to so preclude any such settlement. Paragraphs A, B and C below shall apply only in the case of violations of the restrictions contained in Subparagraph B(1) of Section I.

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
         A. Transfer of Certificates; Sale of Stock. Upon demand by the Company, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, together with any dividends or other distributions paid by the Company with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent to be designated by the Company (the "Agent"). If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to Paragraph B of Section II if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror, other than a transfer described in one of the two preceding sentences (unless such transfer itself violated the provisions of Article Eleventh), shall not be effective to transfer any ownership of the Prohibited Shares.

         B. Allocation and Distribution of Proceeds. The Agent shall sell in an arms-length transaction (through the New York Stock Exchange, if possible) any Prohibited Shares transferred to the Agent by the purported Acquiror, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount: (1) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares and (2) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be transferred to an entity designated by the Company that is described in Section 501(c)(3) of the Internal Revenue Code (the "Designated Charity"). In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the Company or the Agent, but such Subject Amounts may be used to cover expenses incurred by the Agent in performing its duties.

         C. Limitation on Enforceability. Notwithstanding anything herein to the contrary, with respect to any Transfer of Stock which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in Subparagraph B(1) of Section I only on account of the attribution to the Prohibited Party of the ownership of Stock by a Person or Public Group which is not controlling, controlled by or under common control with the Prohibited Party, which ownership is nevertheless attributed to the Prohibited Party, Subparagraph B(1) of Section I shall not apply in a manner that would invalidate such Transfer. In such case, the Prohibited Party and any Persons controlling, controlled by or under common control with the Prohibited Party (collectively, the "Prohibited Party Group") shall automatically be deemed to have disposed of, and shall be required to dispose of, sufficient shares of Stock (which shares shall consist only of shares held legally or beneficially, whether directly or indirectly, by any member of the Prohibited Party Group, but not shares held through another Person, other than shares held through a Person acting as agent or fiduciary for any member of the Prohibited Party Group, and which shares shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group) to cause the Prohibited Party, following such disposition, not to be in violation of Subparagraph B(1) of Section I; provided

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

that in the event no member of the Prohibited Party Group (i) is an Effective Date Tier Entity, Permitted Transferee or Other Permitted Holder and (ii) had any actual knowledge that such Transfer was prohibited under Subparagraph B(1) of Section I, such disposition shall only be effected to the extent necessary in order to prevent an Ownership Change. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of shares which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in Paragraph B of Section II, except that the maximum amount payable to the Prohibited Party in connection with such sale shall be the fair market value of the Prohibited Shares at the time of the Prohibited Transfer.

         D. Other Remedies. In the event that the Board of Directors determines that a Person proposes to take any action in violation of Paragraph B of Section I, or in the event that the Board of Directors determines after the fact that an action has been taken in violation of Paragraph B of Section I, the Board of Directors, subject to the second and third sentences of the introductory paragraph of Section II, may take such action as it deems advisable to prevent or to refuse to give effect to any Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such Transfer or other action on the books of the Company or instituting proceedings to enjoin such Transfer or other action. If any Person shall knowingly violate Paragraph B of Section I, then that Person and all other Persons controlling, controlled by or under common control with such Person shall be jointly and severally liable for, and shall pay to the Company, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the Company as a result of such loss, put the Company in the same financial position as it would have been in had such violation not occurred.

III.     Prompt Enforcement Against Purported Acquiror.

         Within 30 business days of learning of a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock to a Prohibited Party, the Company through its Secretary or any Assistant Secretary shall demand that the Purported Acquiror or Prohibited Party surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party within 30 business days from the date of such demand, the Company shall institute legal proceedings to compel such surrender; provided, however, that nothing in this Section III shall preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Company to act within the time periods set out in this Section III shall not constitute a waiver of any right of the Company to compel any transfer required by Section II. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock to a Prohibited Party or any other violation of Paragraph B of Section I, the Board of Directors may authorize such additional action as it deems advisable to give effect to the provisions of this Article Eleventh, including, without limitation, refusing to give effect on the books of the Company to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

IV.      Obligation to Provide Information.

         The Company may require as a condition to the registration of the Transfer of any Stock that the proposed transferee furnish to the Company all information reasonably requested by the Company with respect to all the direct or indirect ownership of Stock by the proposed transferee and by Persons controlling, controlled by or under common control with the proposed transferee.

V.       Legends.

         All certificates evidencing Stock that is subject to the restrictions on transfer set forth in this Article Eleventh shall bear a conspicuous legend referencing such restrictions.

VI.      Further Actions.

         Subject to the second and third sentences of the introductory paragraph of Section II, nothing contained in this Article Eleventh shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company and the interests of the holders of its securities in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary, in the case of actions described in clauses (B), (C) and (D) below, or desirable, in the case of actions described in clause (A) below, the Board of Directors may (A) accelerate the Expiration Date, (B) extend the Expiration Date, (C) conform any terms or numbers set forth in the transfer restrictions in Section I to make such terms consistent with the Internal Revenue Code and the Treasury Regulations following any changes therein to the extent necessary to preserve the Tax Benefits, or (D) conform the definitions of any terms set forth in this Article Eleventh to the definitions in effect following such change in law; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination shall be based upon an opinion of legal counsel to the Company and which determination shall be filed with the Secretary of the Company and mailed by the Secretary to all stockholders of the Company within ten days after the date of any such determination.

VII.     Severability.

         If any provision of this Article Eleventh or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article Eleventh.

















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